For the fiscal year ended November 30, 2001
File number 811-03175
Prudential Sector Funds, Inc.
	Prudential Financial Services Fund



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Financial Services Fund, a series of Prudential Sector Funds, Inc., was held on January 17 and March 1, 2001, respectively. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                 6,853,379
205,052
Delayne Dedrick Gold	    	     6,853,758
204,673
Robert F. Gunia	                6,855,131
203,300
	Douglas H. McDorkindale	     6,855,151
203,280
W. Scott McDonald                    6,855,171
203,260
Thomas T. Mooney		     6,859,258
199,173
	Stephen P. Munn		     6,859,054
199,377
            David R. Odenath		     6,855,193
203,238
Richard A. Redeker		     6,857,784
200,647
	Judy A. Rice			     6,855,542
202,889
Robin B. Smith 		     6,853,603
204,828
Louis A. Weil III 		     6,859,796
198,635
Clay T. Whitehead		     6,855,220
203,211


02.	Approve a New Subadvisory Agreement between Prudential
Investments Fund
            Management LLC (PIFM) and Jennison Associates LLC.

Votes For 		Votes Against
	Abstentions

		8,586,601		112,639		122,376

03.	To permit PIFM to enter into or make material changes to
subadvisory
agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		4,817,400		413,387		221,731

04.	An amendment to the management agreement to permit PIFM
to allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		4,944,147		276,425		231,946

5A.	NOT APPLICABLE

5B.	To approve certain changes to the Fund's fundamental
investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		4,924,969		289,764		237,786

5C.	To approve certain changes to the Fund's fundamental
investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		4,971,398		272,188		208,932

5D.	To approve certain changes to the Fund's fundamental
investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		4,924,513		312,894		215,111

5E.	Not Applicable

5F.	Not Applicable

5G.	To approve certain changes to the Fund's fundamental
investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		4,935,866		295,766		220,887





5H.	To approve certain changes to the Fund's fundamental
investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		4,957,870		257,325		237,322

07.	To ratify the selection of PricewaterhouseCoopers LLP as
independent
accountants for the Fund's current fiscal year.

		Votes For 		Votes Against
	Abstentions

		6,802,824		96,733
	158,875








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